UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2006
MICROMET, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50440	52-2243564
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2110 Rutherford Road, Carlsbad, CA	92008
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (760) 494-4200

(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
     In accordance with General Instruction B.2. of Form 8-K, the information presented in this filing and furnished in the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Section 7 — Regulation FD
Item 7.01. Regulation FD Disclosure.
On June 16, 2006, Micromet, Inc. (the “Company”) presented a poster entitled “MT103 (MEDI-538) Induces B-cell Depletion, Clearance of Bone Marrow Infiltration and Clinical Responses in Heavily Pre-treated NHL Patients: First Data from Phase I Dose-escalation Study MT103-104” at the 11th Congress of the European Hematology Association (EHA). The poster is furnished as Exhibit 99.1 hereto, and may also be used in meetings with investors and analysts and for scientific and industry conferences after the date hereof and possibly with immaterial modifications. The fact that the poster is being furnished herewith should not be deemed an admission as to the materiality of any information contained therein. The information contained in the poster should be considered in the context of our filings with the Securities and Exchange Commission and other public announcements that we may make, by press release or otherwise, from time to time.
Additionally, preliminary data from the ongoing phase I trial of MT103 will be presented in an oral forum presentation to EHA, scheduled for June 17, 2006, by Dr. Ralf Bargou, the principal investigator of the trial from the University of Wuerzburg, Germany. The powerpoint presentation to be used in connection with such presentation is furnished as Exhibit 99.2 hereto, and may also be used in meetings with investors and analysts and for scientific and industry conferences after the date hereof and possibly with immaterial modifications. The fact that the powerpoint presentation is being furnished herewith should not be deemed an admission as to the materiality of any information contained therein. The information contained in the powerpoint presentation should be considered in the context of our filings with the Securities and Exchange Commission and other public announcements that we may make, by press release or otherwise, from time to time.
Results from clinical trials, including the preliminary results of the Company’s phase I trial of MT103, are not necessarily predictive of future clinical results. Preliminary results may not be confirmed upon full analysis of the detailed results of a trial and additional information relating to the safety, efficacy or tolerability of the Company’s product candidates, including MT103, may be discovered upon further analysis of trial data. If the Company’s product candidates do not meet safety or efficacy endpoints in clinical evaluations, they will not receive regulatory approval and the Company will not be able to market them. Even if the Company’s product candidates meet safety and efficacy endpoints, regulatory authorities may not approve them, the Company may not be able to successfully market them, or the Company may face post-approval problems that require the withdrawal of its product from the market. There can be no assurance that the Company’s product candidates, including MT103, will be proven safe and effective for use in humans. The Company’s results may be affected by its effectiveness at managing its financial resources, its ability to successfully develop and market its product candidates, competition from other biotechnology and pharmaceutical companies, difficulties or delays in manufacturing its products, and regulatory developments involving current and future products. Delays in clinical trials, whether caused by competition, adverse events, patient enrollment rates, regulatory issues or other factors, could adversely affect the Company’s financial position and prospects. If the Company is unable to raise additional capital when required or on acceptable terms, it may have to significantly delay, scale back or discontinue one or more of its drug development or discovery research programs. Micromet is at an early stage of development and may not ever have any products that generate significant revenue.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
99.1	Poster entitled “MT103 (MEDI-538) Induces B-cell Depletion, Clearance of Bone Marrow Infiltration and Clinical Responses in Heavily Pre-treated NHL Patients: First Data from Phase I Dose-escalation Study MT103-104.”

99.2	Powerpoint presentation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMET, INC.

Date: June 16, 2006
	By:	/s/ Christian Itin
	Name:	Christian Itin
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Poster entitled “MT103 (MEDI-538) Induces B-cell Depletion, Clearance of Bone Marrow Infiltration and Clinical Responses in Heavily Pre-treated NHL Patients: First Data from Phase I Dose-escalation Study MT103-104.”

99.2	Powerpoint presentation.